Exhibit (s)(2)

NEXPOINT CREDIT STRATEGIES FUND

POWER OF ATTORNEY

NexPoint Credit Strategies Fund (the “Trust”) and each person whose name appears below nominates, constitutes and appoints each of Brian Mitts and Ethan Powell (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign on behalf of the Trust a Registration Statement and any and all amendments and supplements to the Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and any abbreviated registration statements on Form N-2 pursuant to paragraph (b) of Rule 462 of the Securities Act (the “Abbreviated Registration Statement”), and any and all amendments and supplements to such Abbreviated Registration Statement, in order to register: (i) common shares, par value $0.001 per share of the Trust (the “Common Shares”), and (ii) subscription rights to purchase the Trust’s Common Shares (the “Subscription Rights” and, together with the Common Shares, the “Securities”); and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the Trust or the offer and sale of securities of the Trust, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned officers and directors themselves might or could do.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned trustee and officers have hereunto set their hands this 8th day of August 2013.

/s/ Ethan Powell	/s/ John Honis
Ethan Powell	John Honis
Executive Vice President	Trustee
(Principal Executive Officer)

/s/ Brian Mitts
Brian Mitts
Treasurer (Principal Financial Officer
and Principal Accounting Officer)